Exhibit 99.3 FIRST QUARTER 2023 FINANCIAL SUPPLEMENT

ALLY FINANCIAL INC. FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This document and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This document and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics, and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2022, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This document and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 1Q 2023 Preliminary Results2

ALLY FINANCIAL INC. TABLE OF CONTENTS Page(s) Consolidated Results Consolidated Financial Highlights 4 Consolidated Income Statement 5 Consolidated Period-End Balance Sheet 6 Consolidated Average Balance Sheet 7 Segment Detail Segment Highlights 8 Automotive Finance 9-10 Insurance 11 Mortgage Finance 12 Corporate Finance 13 Corporate and Other 14 Credit Related Information 15-16 Supplemental Detail Capital 17 Liquidity and Deposits 18 Net Interest Margin 19 Ally Bank Consumer Mortgage HFI Portfolios 20 Earnings Per Share Related Information 21 Adjusted Tangible Book Per Share Related Information 22 Core ROTCE Related Information 23 Adjusted Efficiency Ratio Related Information 24 1Q 2023 Preliminary Results3

ALLY FINANCIAL INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS

($ in millions, shares in thousands)	QUARTERLY TRENDS					CHANGE VS.	
Selected Income Statement Data	1Q 23	4Q 22	3Q 22	2Q 22	1Q 22	4Q 22	1Q 22
Net financing revenue	$ 1,602	$ 1,674	$ 1,719	$ 1,764	$ 1,693	$ (72)	$ (91)
Core OID	*11*	*11*	*11*	*10*	*10*	—	*2*
Net financing revenue (excluding Core OID) [(1)]	*1,613*	*1,685*	*1,730*	*1,774*	*1,703*	*(72)*	*(89)*
Other revenue	498	527	297	312	442	(29)	56
Change in fair value of equity securities [(2)]	*(65)*	*(49)*	*62*	*136*	*66*	*(16)*	*(130)*
Adjusted other revenue [(1)]	*433*	*478*	*359*	*448*	*508*	*(45)*	*(74)*
Provision for loan losses	446	490	438	304	167	(44)	279
Total noninterest expense [(3)]	1,266	1,266	1,161	1,138	1,122	0	144
Repositioning	—	57	20	—	—	(57)	0
Noninterest Expense (ex. Repositioning)	1,266	1,209	1,141	1,138	1,122	57	144
Pre-tax income from continuing operations	**388**	**445**	**417**	**634**	**846**	**(57)**	**(458)**
Income tax expense	68	167	117	152	191	(99)	(123)
(Loss) income from discontinued operations, net of tax	(1)	—	(1)	—	—	(1)	(1)
Net Income	**319**	**278**	**299**	**482**	**655**	**41**	**(336)**
Preferred Dividends	28	27	27	28	28	1	—
Net income attributable to common shareholders	**$ 291**	**$ 251**	**$ 272**	**$ 454**	**$ 627**	**$ 40**	**$ (336)**
Core Pre-Provision Net Revenue [(4)]	**$ 781**	**$ 954**	**$ 948**	**$ 1,084**	**$ 1,088**	**$ (173)**	**$ (308)**
Selected Balance Sheet Data (Period-End)							
Total assets	$ 196,165	$ 191,826	$ 188,640	$ 185,703	$ 184,297	$ 4,339	$ 11,868
Consumer loans	106,815	106,610	106,720	103,683	99,869	205	6,946
Commercial loans	29,489	29,138	25,736	24,774	25,496	351	3,993
Allowance for loan losses	(3,751)	(3,711)	(3,611)	(3,450)	(3,301)	(40)	(450)
Deposits	154,013	152,297	145,751	140,401	142,475	1,716	11,538
Total equity	13,378	12,859	12,434	13,984	15,413	519	(2,035)
Common Share Count							
Weighted average basic	302,657	301,279	308,220	322,057	335,678	1,378	(33,020)
Weighted average diluted	303,448	303,062	310,086	324,027	337,812	386	(34,364)
Issued shares outstanding (period-end)	300,821	299,324	300,335	312,781	327,306	1,496	(26,486)
Per Common Share Data							
Earnings per share (basic)	$ 0.96	$ 0.83	$ 0.88	$ 1.41	$ 1.87	$ 0.13	$ (0.91)
Earnings per share (diluted)	0.96	0.83	0.88	1.40	1.86	0.13	(0.90)
Adjusted earnings per share [(1)]	0.82	1.08	1.12	1.76	2.03	(0.25)	(1.21)
Book value per share	36.75	35.20	33.66	37.28	39.99	1.55	(3.24)
Tangible book value per share	33.77	32.18	30.63	34.34	37.14	1.59	(3.37)
Adjusted tangible book value per share [(5)]	31.59	29.96	28.39	32.16	35.04	1.63	(3.44)
Select Financial Ratios							
Net interest margin	3.51%	3.65%	3.81%	4.04%	3.93%		
Net interest margin (ex. Core OID) [(1)]	3.54%	3.68%	3.83%	4.06%	3.95%		
Cost of funds	3.44%	2.77%	1.93%	1.16%	1.03%		
Cost of funds (ex. Core OID)	3.39%	2.73%	1.89%	1.12%	0.99%		
Efficiency Ratio	60.3%	57.5%	57.6%	54.8%	52.6%		
Adjusted efficiency ratio [(6)]	55.8%	50.6%	48.2%	43.9%	45.6%		
Return on average assets	0.6%	0.5%	0.6%	1.0%	1.4%		
Return on average total equity	8.9%	7.9%	8.2%	12.4%	15.5%		
Return on average tangible common equity	11.8%	10.7%	10.9%	15.9%	19.3%		
Core ROTCE [(7)]	12.5%	17.6%	17.2%	23.2%	23.6%		
Capital Ratios [(8)]							
Common Equity Tier 1 (CET1) capital ratio	9.2%	9.3%	9.3%	9.6%	10.0%		
Tier 1 capital ratio	10.7%	10.7%	10.8%	11.1%	11.5%		
Total capital ratio	12.5%	12.2%	12.4%	12.7%	13.1%		
Tier 1 leverage ratio	8.5%	8.6%	8.8%	9.1%	9.4%		

(1) Represents a non-GAAP financial measure. For more details refer to pages 25-27.
(2) For more details refer to pages 25-27.
(3) Including but not limited to employee related expenses, commissions and provision for losses and loss adjustment expense related to the insurance business, information technology expenses, servicing expenses, facilities expenses, marketing expenses, and other professional and legal expenses.
(4) Represents a non-GAAP financial measure. For more details refer to pages 25-27.
(5) Represents a non-GAAP financial measure. For more details refer to page 22.
(6) Represents a non-GAAP financial measure. For more details refer to page 24.
(7) Represents a non-GAAP financial measure. For more details refer to page 23.
(8) For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 26.

1Q 2023 Preliminary Results 4

ALLY FINANCIAL INC.
CONSOLIDATED INCOME STATEMENT

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
	1Q 23	4Q 22	3Q 22	2Q 22	1Q 22	4Q 22	1Q 22
Financing revenue and other interest income							
Interest and fees on finance receivables and loans	$ 2,575	$ 2,423	$ 2,120	$ 1,842	$ 1,714	$ 152	$ 861
Interest on loans held-for-sale	15	13	10	4	4	2	11
Total interest and dividends on investment securities	226	220	206	195	183	6	43
Interest-bearing cash	56	31	16	5	2	25	54
Other earning assets	12	12	12	8	5	—	7
Operating leases	402	400	397	396	403	2	(1)
Total financing revenue and other interest income	3,286	3,099	2,761	2,450	2,311	187	975
Interest expense							
Interest on deposits	1,217	946	567	263	211	271	1,006
Interest on short-term borrowings	12	40	43	19	5	(28)	7
Interest on long-term debt	227	200	194	184	185	27	42
Interest on other	2	(1)	—	1	—	3	2
Total interest expense	1,458	1,185	804	467	401	273	1,057
Depreciation expense on operating lease assets	226	240	238	219	217	(14)	9
Net financing revenue	**$ 1,602**	**$ 1,674**	**$ 1,719**	**$ 1,764**	**$ 1,693**	**$ (72)**	**$ (91)**
Other revenue							
Insurance premiums and service revenue earned	306	302	289	280	280	4	26
Gain on mortgage and automotive loans, net	4	24	10	4	14	(20)	(10)
Loss on extinguishment of debt	(0)	(0)	(0)	(0)	—	0	(0)
Other (loss) / gain on investments, net	74	53	(54)	(124)	5	21	69
Other income, net of losses	114	148	52	152	143	(34)	(29)
Total other revenue	**498**	**527**	**297**	**312**	**442**	**(29)**	**56**
Total net revenue	**2,100**	**2,201**	**2,016**	**2,076**	**2,135**	**(101)**	**(35)**
Provision for loan losses	**446**	**490**	**438**	**304**	**167**	**(44)**	**279**
Noninterest expense							
Compensation and benefits expense	537	503	467	437	493	34	44
Insurance losses and loss adjustment expenses	88	63	70	89	58	25	30
Other operating expenses	641	700	624	612	571	(59)	70
Total noninterest expense	1,266	1,266	1,161	1,138	1,122	—	144
Pre-tax income from continuing operations	**$ 388**	**$ 445**	**$ 417**	**$ 634**	**$ 846**	**$ (57)**	**$ (458)**
Income tax expense from continuing operations	68	167	117	152	191	(99)	(123)
Net income from continuing operations	**320**	**278**	**300**	**482**	**655**	**42**	**(335)**
(Loss) from discontinued operations, net of tax	(1)	—	(1)	—	—	(1)	(1)
Net income	**319**	**278**	**299**	**482**	**655**	**41**	**(336)**
Preferred Dividends	28	27	27	28	28	1	—
Net Income Available to Common Shareholders	**$ 291**	**$ 251**	**$ 272**	**$ 454**	**$ 627**	**$ 40**	**$ (336)**
Core Pre-Tax Income Walk							
Net financing revenue	**$ 1,602**	**$ 1,674**	**$ 1,719**	**$ 1,764**	**$ 1,693**	**$ (72)**	**$ (91)**
Other revenue	498	527	297	312	442	(29)	56
Provision for credit losses	446	490	438	304	167	(44)	279
Total noninterest expense	1,266	1,266	1,161	1,138	1,122	—	144
Pre-tax income from continuing operations	**$ 388**	**$ 445**	**$ 417**	**$ 634**	**$ 846**	**$ (57)**	**$ (458)**
Core OID [2]	11	11	11	10	10	0	2
Change in the fair value of equity securities [1]	(65)	(49)	62	136	66	(16)	(130)
Repositioning [1]	—	57	20	—	—	(57)	—
Core pre-tax income [2]	**$ 335**	**$ 464**	**$ 510**	**$ 780**	**$ 921**	**$ (129)**	**$ (587)**

(1) For more details refer to pages 25-27.
(2) Represents a non-GAAP financial measure. For more details refer to pages 25-27.

1Q 2023 Preliminary Results 5

ALLY FINANCIAL INC.
CONSOLIDATED PERIOD-END BALANCE SHEET

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Assets	1Q 23	4Q 22	3Q 22	2Q 22	1Q 22	4Q 22	1Q 22
Cash and cash equivalents							
Noninterest-bearing	$ 554	$ 542	$ 638	$ 801	$ 470	$ 12	$ 84
Interest-bearing	9,226	5,029	4,366	3,366	3,462	4,197	5,764
Total cash and cash equivalents	9,780	5,571	5,004	4,167	3,932	4,209	5,848
Investment securities [1]	31,215	31,284	31,344	33,590	35,413	(69)	(4,198)
Loans held-for-sale, net	524	654	808	798	471	(130)	53
Finance receivables and loans, net	136,304	135,748	132,456	128,457	125,365	556	10,939
Allowance for loan losses	(3,751)	(3,711)	(3,611)	(3,450)	(3,301)	(40)	(450)
Total finance receivables and loans, net	132,553	132,037	128,845	125,007	122,064	516	10,489
Investment in operating leases, net	10,236	10,444	10,577	10,516	10,730	(208)	(494)
Premiums receivables and other insurance assets	2,713	2,698	2,719	2,743	2,730	15	(17)
Other assets	9,144	9,138	9,343	8,882	8,957	6	187
Total assets	**$ 196,165**	**$ 191,826**	**$ 188,640**	**$ 185,703**	**$ 184,297**	**$ 4,339**	**$ 11,868**
Liabilities							
Deposit liabilities							
Noninterest-bearing	$ 174	$ 185	$ 220	$ 185	$ 175	$ (11)	$ (1)
Interest-bearing	153,839	152,112	145,531	140,216	142,300	1,727	11,539
Total deposit liabilities	154,013	152,297	145,751	140,401	142,475	1,716	11,538
Short-term borrowings	1,455	2,399	7,200	7,775	3,950	(944)	(2,495)
Long-term debt	20,480	17,762	16,628	16,984	15,885	2,718	4,595
Interest payable	759	408	484	270	302	351	457
Unearned insurance premiums and service revenue	3,455	3,453	3,468	3,490	3,500	2	(45)
Accrued expense and other liabilities	2,625	2,648	2,675	2,799	2,772	(23)	(147)
Total liabilities	**$ 182,787**	**$ 178,967**	**$ 176,206**	**$ 171,719**	**$ 168,884**	**$ 3,820**	**$ 13,903**
Equity							
Common stock and paid-in capital [2]	$ 15,015	$ 14,978	$ 14,994	$ 15,390	$ 15,956	$ 37	$ (941)
Preferred stock	2,324	2,324	2,324	2,324	2,324	—	—
Accumulated deficit	(185)	(384)	(544)	(721)	(1,076)	199	891
Accumulated other comprehensive income / (loss)	(3,776)	(4,059)	(4,340)	(3,009)	(1,791)	283	(1,985)
Total equity	13,378	12,859	12,434	13,984	15,413	519	(2,035)
Total liabilities and equity	**$ 196,165**	**$ 191,826**	**$ 188,640**	**$ 185,703**	**$ 184,297**	**$ 4,339**	**$ 11,868**

(1) Includes Held-to-maturity securities.
(2) Includes Treasury stock.

1Q 2023 Preliminary Results 6

ALLY FINANCIAL INC.
CONSOLIDATED AVERAGE BALANCE SHEET [1]

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Assets	1Q 23	4Q 22	3Q 22	2Q 22	1Q 22	4Q 22	1Q 22
Interest-bearing cash and cash equivalents	$ 5,731	$ 4,129	$ 3,627	$ 3,761	$ 4,027	$ 1,602	$ 1,704
Investment securities and other earning assets	32,168	32,131	34,166	34,679	36,664	37	(4,496)
Loans held-for-sale, net	738	722	748	420	570	16	168
Total finance receivables and loans, net [2]	135,819	134,170	129,996	125,628	122,772	1,649	13,047
Investment in operating leases, net	10,435	10,546	10,588	10,615	10,878	(111)	(443)
Total interest earning assets	184,891	181,698	179,125	175,103	174,911	3,193	9,980
Noninterest-bearing cash and cash equivalents	333	395	503	343	422	(62)	(89)
Other assets	10,817	11,082	10,338	10,510	9,825	(265)	992
Allowance for loan losses	(3,729)	(3,641)	(3,494)	(3,339)	(3,279)	(88)	(450)
Total assets	**$ 192,312**	**$ 189,534**	**$ 186,472**	**$ 182,617**	**$ 181,879**	**$ 2,778**	**$ 10,433**
Liabilities							
Interest-bearing deposit liabilities							
Retail deposit liabilities	$ 138,071	$ 135,340	$ 131,868	$ 132,111	$ 135,046	$ 2,731	$ 3,025
Other interest-bearing deposit liabilities [3]	14,503	12,933	10,717	7,522	6,340	1,570	8,163
Total Interest-bearing deposit liabilities	152,573	148,273	142,586	139,633	141,387	4,300	11,186
Short-term borrowings	1,024	4,169	6,266	5,695	980	(3,145)	44
Long-term debt [4]	18,389	17,282	16,798	16,231	16,410	1,107	1,979
Total interest-bearing liabilities [4]	171,986	169,724	165,650	161,559	158,777	2,262	13,209
Noninterest-bearing deposit liabilities	179	212	207	181	171	(33)	8
Other liabilities	6,662	6,809	6,435	6,408	6,772	(147)	(110)
Total liabilities	**$ 178,827**	**$ 176,745**	**$ 172,292**	**$ 168,148**	**$ 165,720**	**$ 2,082**	**$ 13,107**
Equity							
Total equity	$ 13,485	$ 12,789	$ 14,180	$ 14,469	$ 16,159	$ 696	$ (2,674)
Total liabilities and equity	**$ 192,312**	**$ 189,534**	**$ 186,472**	**$ 182,617**	**$ 181,879**	**$ 2,778**	**$ 10,433**

(1) Average balances are calculated using a combination of monthly and daily average methodologies.
(2) Nonperforming finance receivables and loans are included in the average balances net of unearned income, unamortized premiums and discounts, and deferred fees and costs.
(3) Includes brokered (inclusive of sweep deposits) and other deposits (inclusive of mortgage escrow and other deposits).
(4) Includes average Core OID balance of $835 million in 1Q23, $847 million in 4Q22, $858 million in 3Q22, $868 million in 2Q22, and $878 million in 1Q22.

1Q 2023 Preliminary Results 7

ALLY FINANCIAL INC. SEGMENT HIGHLIGHTS ($ in millions) QUARTERLY TRENDS CHANGE VS. Pre-tax Income / (Loss) 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 22 1Q 22 Automotive Finance $ 442 $ 437 $ 488 $ 600 $ 725 $ 5 $ (283) Insurance 92 101 (30) (122) 13 (9) 79 Dealer Financial Services 534 538 458 478 738 (4) (204) Corporate Finance 72 67 91 60 64 5 8 Mortgage Finance 21 19 19 6 11 2 10 (1) Corporate and Other (239) (179) (151) 90 33 (60) (272) Pre-tax income from continuing operations $ 388 $ 445 $ 417 $ 634 $ 846 $ (57) $ (458) (2) (4) Core OID 11 11 11 10 10 0 2 (3) Change in the fair value of equity securities (65) (49) 62 136 66 (16) (130) (4) Repositioning — 57 20 — — (57) — (4) Core pre-tax income $ 335 $ 464 $ 510 $ 780 $ 921 $ (129) $ (587) (1) Corporate and Other includes the impact of centralized asset and liability management, corporate overhead allocation activities, the legacy mortgage portfolio, Ally Invest activity, Ally Lending activity and the Credit Card portfolio. (2) Core OID for all periods shown are applied to the pre-tax income of the Corporate and Other segment. (3) For more details refer to pages 25-27. (4) Represents a non-GAAP measure. For more details refer to pages 25-27. 1Q 2023 Preliminary Results8

ALLY FINANCIAL INC.
AUTOMOTIVE FINANCE - CONDENSED FINANCIAL STATEMENTS

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Income Statement	1Q 23	4Q 22	3Q 22	2Q 22	1Q 22	4Q 22	1Q 22
Net financing revenue							
Consumer	$ 1,576	$ 1,555	$ 1,461	$ 1,362	$ 1,302	$ 21	$ 274
Commercial	299	252	189	142	129	47	170
Loans held-for-sale	3	2	—	—	—	1	3
Operating leases	402	400	397	396	403	2	(1)
Total financing revenue and other interest income	2,280	2,209	2,047	1,900	1,834	71	446
Interest expense	732	644	506	380	322	88	410
Depreciation expense on operating lease assets:							
Depreciation expense on operating lease assets (ex. remarketing)	272	271	277	269	266	2	7
Remarketing gains	47	31	39	50	50	16	(3)
Total depreciation expense on operating lease assets	226	240	238	219	217	(14)	9
Net financing revenue	1,322	1,325	1,303	1,301	1,295	(3)	27
Other revenue							
Total other revenue	77	92	74	72	68	(15)	9
Total net revenue	1,399	1,417	1,377	1,373	1,363	(18)	36
Provision for credit losses	351	376	328	228	104	(25)	247
Noninterest expense							
Compensation and benefits	181	154	155	152	168	27	13
Other operating expenses	425	450	406	393	366	(25)	59
Total noninterest expense	606	604	561	545	534	2	72
Pre-tax Income	**$ 442**	**$ 437**	**$ 488**	**$ 600**	**$ 725**	**$ 5**	**$ (283)**
Memo: Net lease revenue							
Operating lease revenue	$ 402	$ 400	$ 397	$ 396	$ 403	$ 2	$ (1)
Depreciation expense on operating lease assets (ex. remarketing)	272	271	277	269	266	2	7
Remarketing gains, net of repo valuation	47	31	39	50	50	16	(3)
Total depreciation expense on operating lease assets	226	240	238	219	217	(14)	9
Net lease revenue	**$ 176**	**$ 160**	**$ 159**	**$ 177**	**$ 186**	**$ 16**	**$ (10)**
Balance Sheet (Period-End)							
Cash, trading and investment securities	$ —	$ —	$ —	$ 23	$ 24	$ —	$ (24)
Loans held-for-sale, net	19	6	6	—	—	13	19
Consumer loans	84,042	83,903	84,116	82,191	79,262	139	4,780
Commercial loans	19,266	18,784	16,163	16,109	17,295	482	1,971
Allowance for loan losses	(3,053)	(3,053)	(3,024)	(2,914)	(2,794)	—	(259)
Total finance receivables and loans, net	100,255	99,634	97,255	95,386	93,763	621	6,492
Investment in operating leases, net	10,236	10,444	10,577	10,516	10,730	(208)	(494)
Other assets	1,450	1,379	1,276	1,253	1,237	71	213
Total assets	**$ 111,960**	**$ 111,463**	**$ 109,114**	**$ 107,178**	**$ 105,754**	**$ 497**	**$ 6,206**

1Q 2023 Preliminary Results 9

ALLY FINANCIAL INC.
AUTOMOTIVE FINANCE - KEY STATISTICS

	QUARTERLY TRENDS					CHANGE VS.	
	1Q 23	4Q 22	3Q 22	2Q 22	1Q 22	4Q 22	1Q 22
U.S. Consumer Originations [1] *($ in billions)*							
Retail standard - new vehicle GM	$ 1.0	$ 1.2	$ 1.2	$ 1.1	$ 0.9	$ (0.2)	$ 0.1
Retail standard - new vehicle Stellantis	0.7	0.7	0.9	0.9	1.0	(0.1)	(0.3)
Retail standard - new vehicle Growth	1.0	1.0	1.2	1.2	1.0	0.0	0.0
Used vehicle	6.1	5.5	7.9	9.1	7.6	0.6	(1.5)
Lease	0.8	0.7	1.1	0.9	1.0	0.1	(0.2)
Retail subvented	0.0	0.0	0.0	0.0	0.1	0.0	(0.1)
Total originations	$ 9.5	$ 9.2	$ 12.3	$ 13.3	$ 11.6	$ 0.3	$ (2.0)
U.S. Consumer Originations - FICO Score							
Super prime (760-999)	$ 1.8	$ 1.8	$ 2.1	$ 2.0	$ 1.8	$ 0.0	$ —
High prime (720-759)	1.2	1.3	1.6	1.7	1.4	(0.1)	(0.2)
Prime (660-719)	2.8	2.8	4.0	4.3	3.7	—	(0.9)
Prime/Near (620-659)	2.0	1.8	2.6	3.0	2.8	0.2	(0.8)
Non-Prime (540-619)	0.8	0.6	0.9	1.2	0.9	0.2	(0.1)
Sub-Prime (0-539)	0.1	0.1	0.2	0.2	0.1	0.1	0.0
No FICO (Primarily CSG)	0.8	0.9	0.9	0.9	0.9	(0.1)	(0.1)
Total originations	$ 9.5	$ 9.2	$ 12.3	$ 13.3	$ 11.6	$ 0.3	$ (2.0)
U.S. Consumer Retail Originations - Average FICO							
New vehicle	700	707	699	698	697	(7)	3
Used vehicle	687	693	684	682	682	(5)	5
Total retail originations	691	697	688	685	686	(6)	5
U.S. Market							
New light vehicle sales (SAAR - units in millions)	15.3	14.3	13.4	13.3	14.1	1.0	1.2
New light vehicle sales (quarterly - units in millions)	3.5	3.5	3.4	3.5	3.3	—	0.2
Dealer Engagement							
Total Active Dealers [2]	22,730	23,290	22,923	22,408	21,688	(560)	1,042
Total Application Volume (000s)	3,318	2,866	3,149	3,296	3,167	453	151
Ally U.S. Commercial Outstandings EOP ($ in billions)							
Floorplan outstandings	$ 13.3	$ 13.0	$ 10.8	$ 11.0	$ 12.4	$ 0.3	$ 0.9
Dealer loans and other	5.9	5.7	5.3	5.1	4.9	0.2	1.1
Total Commercial outstandings	$ 19.3	$ 18.8	$ 16.2	$ 16.1	$ 17.3	$ 0.5	$ 2.0
U.S. Off-Lease Remarketing							
Off-lease vehicles terminated - on-balance sheet (# in units)	24,163	20,919	29,562	29,665	30,488	3,244	(6,325)
Average gain per vehicle	$ 1,932	$ 1,476	$ 1,325	$ 1,671	$ 1,640	$ 456	$ 292
Total gain ($ in millions)	$ 47	$ 31	$ 39	$ 50	$ 50	$ 16	$ (3)

(1) Some standard rate loan originations contain manufacturer sponsored cash back rebate incentives. Some lease originations contain rate subvention. While Ally may jointly develop marketing programs for these originations, Ally does not have exclusive rights to such originations under operating agreements with manufacturers.
(2) Active Dealers include those who utilize one or more of Ally's products including consumer and commercial lending, SmartAuction or Commercial Services Group.

1Q 2023 Preliminary Results 10

ALLY FINANCIAL INC.
INSURANCE - CONDENSED FINANCIAL STATEMENTS AND KEY STATISTICS

($ in millions)

	QUARTERLY TRENDS					CHANGE VS.	
Income Statement *(GAAP View)*	**1Q 23**	**4Q 22**	**3Q 22**	**2Q 22**	**1Q 22**	**4Q 22**	**1Q 22**
Net financing revenue							
Total interest and fees on finance receivables and loans(1)	$ 2	$ 2	$ 2	$ 2	$ 3	$ —	$ (1)
Interest and dividends on investment securities	29	32	28	29	26	(3)	3
Interest bearing cash	3	1	1	—	—	2	3
Total financing revenue and other interest revenue	34	35	31	31	29	(1)	5
Interest expense	8	7	7	11	12	1	(4)
Net financing revenue	26	28	24	20	17	(2)	9
Other revenue							
Insurance premiums and service revenue earned	306	302	289	280	280	4	26
Other (loss) / gain on investments, net	72	54	(56)	(127)	(14)	18	86
Other income, net of losses	3	3	3	5	4	—	(1)
Total other revenue	381	359	236	158	270	22	111
Total net revenue	407	387	260	178	287	20	120
Noninterest expense							
Compensation and benefits expense	28	23	26	24	28	5	—
Insurance losses and loss adjustment expenses	88	63	70	89	58	25	30
Other operating expenses	199	200	194	187	188	(1)	11
Total noninterest expense	315	286	290	300	274	29	41
Pre-tax (loss) income	$ 92	$ 101	$ (30)	$ (122)	$ 13	$ (9)	$ 79
Memo: Income Statement (Managerial View)							
Insurance premiums and other income							
Insurance premiums and service revenue earned	$ 306	$ 302	$ 289	$ 280	$ 280	$ 4	$ 26
Investment income and other (adjusted) (2)	33	33	30	29	64	—	(31)
Other income	3	3	3	5	4	—	(1)
Total insurance premiums and other income	342	338	322	314	348	4	(6)
Expense							
Insurance losses and loss adjustment expenses	88	63	70	89	58	25	30
Acquisition and underwriting expenses							
Compensation and benefit expense	28	23	26	24	28	5	—
Insurance commission expense	157	158	152	151	149	(1)	8
Other expense	42	42	42	36	39	0	3
Total acquistion and underwriting expense	227	223	220	211	216	4	11
Total expense	315	286	290	300	274	29	41
Core pre-tax income (2)	27	52	32	14	74	(25)	(47)
Change in the fair value of equity securities (3)	65	49	(62)	(136)	(61)	16	126
(Loss) income before income tax expense	$ 92	$ 101	$ (30)	$ (122)	$ 13	$ (9)	$ 79
Balance Sheet (Period-End)							
Cash and investment securities	$ 5,331	$ 5,252	$ 5,161	$ 5,407	$ 5,651	$ 79	$ (320)
Intercompany loans(1)	523	417	390	411	572	106	(49)
Premiums receivable and other insurance assets	2,728	2,712	2,731	2,755	2,741	16	(13)
Other assets	285	278	251	246	256	7	29
Total assets	$ 8,867	$ 8,659	$ 8,533	$ 8,819	$ 9,220	$ 208	$ (353)
Key Statistics							
Total written premiums and revenue (4)	$ 307	$ 285	$ 291	$ 262	$ 265	$ 22	$ 42
Loss ratio (5)	28.3 %	20.6 %	23.9 %	31.2 %	20.5 %		
Underwriting expense ratio (6)	73.7 %	73.0 %	74.8 %	74.8 %	76.0 %		
Combined ratio	102.0 %	93.6 %	98.7 %	106.0 %	96.5 %		

(1) Intercompany activity represents excess liquidity placed with corporate segment.
(2) Represents a non-GAAP financial measure. For more details refer to pages 25-27.
(3) For more details refer to pages 25-27.
(4) Written premiums are net of ceded premium for reinsurance.
(5) Loss ratio is calculated as Insurance losses and loss adjustment expenses divided by Insurance premiums and service revenue earned and Other Income, net of losses.
(6) Underwriting expense ratio is calculated as Compensation and benefits expense and Other operating expenses divided by Insurance premiums and service revenue earned and Other income, net of losses.

1Q 2023 Preliminary Results 11

ALLY FINANCIAL INC. MORTGAGE FINANCE - CONDENSED FINANCIAL STATEMENTS ($ in millions) QUARTERLY TRENDS CHANGE VS. Income Statement 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 22 1Q 22 Net financing revenue Total financing revenue and other interest income $ 153 $ 155 $ 151 $ 139 $ 130 $ (2) $ 23 Interest expense 99 100 94 83 77 (1) 22 Net financing revenue 54 55 57 56 53 (1) 1 Gain on mortgage loans, net 4 1 7 4 14 3 (10) Other income, net of losses — 1 — — — (1) — Total other revenue 4 2 7 4 14 2 (10) Total net revenue 58 57 64 60 67 1 (9) Provision for loan losses (1) 1 2 — — (2) (1) Noninterest expense Compensation and benefits expense 6 6 5 6 6 — — Other operating expense 32 31 38 48 50 1 (18) Total noninterest expense 38 37 43 54 56 1 (18) Pre-tax Income $ 21 $ 19 $ 19 $ 6 $ 11 $ 2 $ 10 Balance Sheet (Period-End) Finance receivables and loans, net: Consumer loans $ 19,189 $ 19,445 $ 19,715 $ 18,923 $ 18,372 $ (256) $ 817 Allowance for loan losses (20) (22) (21) (20) (19) 2 (1) Total finance receivables and loans, net 19,169 19,423 19,694 18,903 18,353 (254) 816 Loans held for sale, net 24 13 44 81 95 11 (71) Other assets 97 93 124 142 148 4 (51) Total assets $ 19,290 $ 19,529 $ 19,862 $ 19,126 $ 18,596 $ (239) $ 694 1Q 2023 Preliminary Results12

ALLY FINANCIAL INC.
CORPORATE FINANCE - CONDENSED FINANCIAL STATEMENTS

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Income Statement	1Q 23	4Q 22	3Q 22	2Q 22	1Q 22	4Q 22	1Q 22
Net financing revenue							
Total financing revenue and other interest income	$ 234	$ 199	$ 148	$ 104	$ 95	$ 35	$ 139
Interest expense	131	105	68	27	12	26	119
Net financing revenue	103	94	80	77	83	9	20
Total other revenue	29	25	54	19	24	4	5
Total net revenue	132	119	134	96	107	13	25
Provision for loan losses	15	16	13	8	6	(1)	9
Noninterest expense							
Compensation and benefits expense	28	20	17	15	23	8	5
Other operating expense	17	16	13	13	14	1	3
Total noninterest expense	45	36	30	28	37	9	8
Pre-tax Income	**$ 72**	**$ 67**	**$ 91**	**$ 60**	**$ 64**	**$ 5**	**$ 8**
Change in the fair value of equity securities (1)	0	0	0	0	4	0	(4)
Core pre-tax income (2)	$ 72	$ 67	$ 91	$ 60	$ 68	$ 5	$ 4
Balance Sheet (Period-End)							
Equity securities	$ 5	$ 6	$ 6	$ 3	$ 3	$ (1)	$ 2
Loans held for sale, net	266	445	544	517	190	(179)	76
Commercial loans	10,003	10,147	9,355	8,475	8,021	(144)	1,982
Allowance for loan losses	(217)	(202)	(186)	(203)	(221)	(15)	4
Total finance receivables and loans, net	9,786	9,945	9,169	8,272	7,800	(159)	1,986
Other assets	169	148	121	98	93	21	76
Total assets	**$ 10,226**	**$ 10,544**	**$ 9,840**	**$ 8,890**	**$ 8,086**	**$ (318)**	**$ 2,140**

(1) For more details refer to pages 25-27.
(2) Represents a non-GAAP financial measure. For more details refer to pages 25-27.

1Q 2023 Preliminary Results 13

ALLY FINANCIAL INC.
CORPORATE AND OTHER - CONDENSED FINANCIAL STATEMENTS

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Income Statement	1Q 23	4Q 22	3Q 22	2Q 22	1Q 22	4Q 22	1Q 22
Net financing revenue							
Total financing revenue and other interest income	585	501	384	276	223	84	362
Interest expense	488	329	129	(34)	(22)	159	510
Net financing revenue	97	172	255	310	245	(75)	(148)
Other revenue							
Other gain on investments, net	3	—	2	2	18	3	(15)
Other income, net of losses (1)	4	49	(76)	57	48	(45)	(44)
Total other revenue	7	49	(74)	59	66	(42)	(59)
Total net revenue	104	221	181	369	311	(117)	(207)
Provision for loan losses	81	97	95	68	57	(16)	24
Noninterest expense							
Compensation and benefits expense	294	300	264	240	268	(6)	26
Other operating expense (2)	(32)	3	(27)	(29)	(47)	(35)	15
Total noninterest expense	262	303	237	211	221	(41)	41
Pre-tax (loss) income	**$ (239)**	**$ (179)**	**$ (151)**	**$ 90**	**$ 33**	**$ (60)**	**$ (272)**
Change in the fair value of equity securities (3)	—	0	0	0	0	0	0
Core OID (4)	11	11	11	10	10	0	2
Repositioning (3)	—	57	20	—	—	(57)	—
Core pre-tax (loss) income (4)	$ (228)	$ (111)	$ (120)	$ 101	$ 43	$ (117)	$ (271)
Balance Sheet (Period-End)							
Cash, trading and investment securities	$ 35,659	$ 31,597	$ 31,181	$ 32,324	$ 33,667	$ 4,062	$ 1,992
Loans held-for-sale, net	215	190	214	200	186	25	29
Consumer loans	3,584	3,262	2,889	2,569	2,235	322	1,349
Commercial loans	220	207	218	190	180	13	40
Intercompany loans(5)	(523)	(417)	(390)	(411)	(572)	(106)	49
Allowance for loan losses	(461)	(434)	(380)	(313)	(267)	(27)	(194)
Total finance receivables and loans, net	2,820	2,618	2,337	2,035	1,576	202	1,244
Other assets	7,128	7,226	7,559	7,131	7,212	(98)	(84)
Total assets	**$ 45,822**	**$ 41,631**	**$ 41,291**	**$ 41,690**	**$ 42,641**	**$ 4,191**	**$ 3,181**
Core OID Amortization Schedule (4)	**2023**	**2024**	**2025**	**2026**	**2027 & After**		
Remaining Core OID amortization expense	$ 37	$ 56	$ 66	$ 77	Avg = $119/yr		

(1) Includes the impact of centralized asset and liability management, corporate overhead allocation activities, the legacy mortgage portfolio, Ally Invest activity, and Ally Lending activity.
(2) Other operating expenses includes corporate overhead allocated to the other business segments. Amounts of corporate overhead allocated were $334 million for 1Q23, $350 million for 4Q22, $321 million for 3Q22, $307 million for 2Q22, and $311 million for 1Q22. The receiving business segment records the allocation of corporate overhead expense within other operating expenses.
(3) For more details refer to pages 25-27.
(4) Represents a non-GAAP financial measure. For more details refer to pages 25-27.
(5) Intercompany loans related to activity between Insurance and Corporate and Other for liquidity purposes.

1Q 2023 Preliminary Results 14

ALLY FINANCIAL INC. CREDIT RELATED INFORMATION $ in millions QUARTERLY TRENDS CHANGE VS. (1) Asset Quality - Consolidated 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 22 1Q 22 Ending loan balance $ 136,302 $ 135,745 $ 132,450 $ 128,450 $ 125,358 $ 557 $ 10,944 30+ Accruing DPD $ 2,834 $ 3,128 $ 2,608 $ 2,198 $ 1,684 $ (294) $ 1,150 30+ Accruing DPD % 2.08% 2 .30% 1.97% 1 .71% 1 .34% 60+ Accruing DPD $ 707 $ 779 $ 609 $ 491 $ 380 $ (72) $ 327 60+ Accruing DPD % 0 .52% 0.57% 0 .46% 0 .38% 0.30% Non-performing loans (NPLs) $ 1,384 $ 1,454 $ 1,383 $ 1,380 $ 1,388 $ (70) $ (4) Net charge-offs (NCOs) $ 409 $ 390 $ 276 $ 153 $ 133 $ 19 $ 276 (2) Net charge-off rate 1.20% 1.16% 0.85% 0 .49% 0 .43% Provision for loan losses $ 446 $ 490 $ 438 $ 304 $ 167 $ (44) $ 279 Allowance for loan losses (ALLL) $ 3,751 $ 3,711 $ 3,611 $ 3,450 $ 3,301 $ 40 $ 450 (3) (4) ALLL as % of Loans 2.74% 2.72% 2 .71% 2 .68% 2 .63% (3) ALLL as % of NPLs 271% 255% 2 61% 250% 238% (3) ALLL as % of NCOs 230% 238% 327 % n/m n/m US Auto Delinquencies - HFI Retail Contract $'s 30+ Delinquent contract $ $ 2,714 $ 2,962 $ 2,442 $ 2,061 $ 1,594 $ (248) $ 1,120 % of retail contract $ outstanding 3 .24% 3 .56% 2 .93% 2 .52% 2 .02% 60+ Delinquent contract $ $ 666 $ 738 $ 577 $ 470 $ 362 % of retail contract $ outstanding 0.80% 0 .89% 0.69% 0 .57% 0 .46 % U.S. Auto Annualized Net Charge-Offs - HFI Retail Contract $'s Net charge-offs $ 351 $ 347 $ 217 $ 108 $ 113 $ 4 $ 238 (2) % of avg. HFI assets 1 .68% 1.66% 1 .05% 0 .54% 0.58 % U.S. Auto Annualized Net Charge-Offs - HFI Commercial Contract $'s Net charge-offs $ 0 $ 0 $ 0 $ (1) $ (1) $ 0 $ 1 (2) % of avg. HFI assets —% — % — % (0.03)% (0.01) % (1) Loans within this table are classified as held-for-investment recorded at amortized cost as these loans are included in our allowance for loan losses. (2) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance recievables and loans excluding loans measured at fair value, conditional repurchase loans and loans held-for-sale during the year for each loan category. (3) Excludes provision for credit losses related to our reserve for unfunded commitments. (4) ALLL coverage ratios are based on the allowance for loan losses related to loans held-for-investment excluding those loans held at fair value as a percentage of the unpaid principal balance, net of premiums and discounts. 1Q 2023 Preliminary Results15

ALLY FINANCIAL INC. CREDIT RELATED INFORMATION, CONTINUED ($ in millions) (1) Automotive Finance CHANGE VS. QUARTERLY TRENDS Consumer 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 22 1Q 22 Allowance for loan losses $ 3,022 $ 3,020 $ 2,993 $ 2,885 $ 2,763 $ 2 $ 259 (2) Total consumer loans $ 83,640 $ 83,286 $ 83,459 $ 81,691 $ 78,911 $ 354 $ 4,729 (3) Coverage ratio 3.60% 3.60% 3.56% 3 .51% 3 .49 % Commercial Allowance for loan losses $ 31 $ 33 $ 30 $ 30 $ 31 $ (2) $ — Total commercial loans $ 19,266 $ 18,784 $ 16,163 $ 16,108 $ 17,295 $ 482 $ 1,971 Coverage ratio 0.16% 0.18% 0.19% 0 .18% 0.18% (1) Mortgage Consumer Mortgage Finance Allowance for loan losses $ 20 $ 22 $ 21 $ 20 $ 19 $ (2) $ 1 Total consumer loans $ 19,189 $ 19,445 $ 19,715 $ 18,923 $ 18,372 $ (256) $ 817 Coverage ratio 0.11% 0 .11% 0 ..11% 0 .11% 0.10% Mortgage - Legacy Allowance for loan losses $ 3 $ 5 $ 6 $ 6 $ 7 $ (2) $ (4) Total consumer loans $ 272 $ 290 $ 306 $ 322 $ 341 $ (18) $ (69) Coverage ratio 1 .11% 1 .78% 1.86% 1.92% 2.03 % Total Mortgage Allowance for loan losses $ 23 $ 27 $ 27 $ 26 $ 26 $ (4) $ (3) Total consumer loans $ 19,461 $ 19,735 $ 20,021 $ 19,245 $ 18,713 $ (274) $ 748 Coverage ratio 0.12% 0.14% 0 .13% 0 .14% 0 .14% (1) (4) Consumer Other - Ally Lending Allowance for loan losses $ 213 $ 194 $ 167 $ 141 $ 124 $ 19 $ 89 Total consumer loans $ 2,072 $ 1,987 $ 1,807 $ 1,516 $ 1,202 $ 85 $ 870 Coverage ratio 10.29% 9 .77% 9 .22% 9 .32% 10.32% (1) Consumer Other - Ally Credit Card Allowance for loan losses $ 242 $ 232 $ 205 $ 162 134 $ 10 $ 108 Total consumer loans $ 1,640 $ 1,599 $ 1,427 $ 1,224 1,036 $ 41 $ 604 Coverage ratio 1 4.74% 1 4.51% 1 4.40% 1 3.25% 1 2.90% (1) Corporate Finance Allowance for loan losses $ 217 $ 202 $ 186 $ 203 $ 221 $ 15 $ (4) Total commercial loans $ 10,003 $ 10,147 $ 9,354 $ 8,476 $ 8,021 $ (144) $ 1,982 Coverage ratio 2 .17% 1.99% 1.99% 2.40% 2 .76% (1) Corporate and Other Allowance for loan losses $ 3 $ 3 $ 3 $ 3 $ 2 $ — $ 1 Total commercial loans $ 220 $ 207 $ 219 $ 190 $ 180 $ 13 $ 40 Coverage ratio 1 .36% 1 .36% 1 .36% 1.36% 1 .36% (1) ALLL coverage ratios are based on the domestic allowance as a percentage of finance receivables and loans reported at their gross carrying value, which includes the principal amount outstanding, net of unearned income, unamortized deferred fees reduced by costs on originated loans, unamortized premiums and discounts on purchased loans, unamortized basis adjustments arising from the designation of finance receivables and loans as the hedged item in qualifying fair value hedge relationships, and cumulative principal charge-offs. Excludes loans held at fair value. (2) Includes ($402M) of fair value adjustment for loans in hedge accounting relationships in 1Q23, ($617M) in 4Q22, ($658M) in 3Q22, ($501M) in 2Q22 and ($350M) in 1Q22. (3) Excludes ($402M) of fair value adjustment for loans in hedge accounting relationships in 1Q23, ($617M) in 4Q22, ($658M) in 3Q22, ($501M) in 2Q22 and ($350M) in 1Q22. (4) Unsecured consumer lending from point-of-sale financing. 1Q 2023 Preliminary Results16

ALLY FINANCIAL INC. CAPITAL ($ in billions) QUARTERLY TRENDS CHANGE VS. Capital 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 22 1Q 22 Risk-weighted assets $ 157.5 $ 157.3 $ 155.2 $ 152.3 $ 149.0 $ 0.2 $ 8.5 Common Equity Tier 1 (CET1) capital ratio 9.2% 9 .3% 9 .3% 9.6% 1 0.0 % Tier 1 capital ratio 1 0.7% 10.7% 1 0.8% 1 1.1% 1 1.5% Total capital ratio 1 2.5% 1 2.2% 1 2.4% 1 2.7% 13.1% (1)(2) Tangible common equity / Tangible assets 5.2% 5 .0% 4.9% 5 .8% 6 .6% (1) Tangible common equity / Risk-weighted assets 6 .4% 6.1% 5.9% 7.1% 8.2% Shareholders’ equity $ 13.4 $ 12.9 $ 12.4 $ 14.0 $ 15.4 $ 0.5 $ (2.0) add: CECL phase-in adjustment 0.6 0.9 0.9 0.9 0.9 (0.3) (0.3) less: Certain AOCI items and other adjustments 2.9 3.2 3.4 2.1 0.9 (0.3) 2.0 Preferred equity (2.3) (2.3) (2.3) (2.3) (2.3) — — Common Equity Tier 1 capital $ 14.5 $ 14.6 $ 14.4 $ 14.7 $ 14.8 $ (0.1) $ (0.3) Common Equity Tier 1 capital $ 14.5 $ 14.6 $ 14.4 $ 14.7 $ 14.8 $ (0.1) $ (0.3) add: Preferred equity 2.3 2.3 2.3 2.3 2.3 — — less: Other adjustments (0.1) — — — — (0.1) (0.1) Tier 1 capital $ 16.8 $ 16.9 $ 16.7 $ 16.9 $ 17.1 $ (0.1) $ (0.3) Tier 1 capital $ 16.8 $ 16.9 $ 16.7 $ 16.9 $ 17.1 $ (0.1) $ (0.3) add: Qualifying subordinated debt 0.9 0.4 0.6 0.6 0.6 0.5 0.3 Allowance for loan and lease losses includible in Tier 2 capital and other adjustments 1.9 1.9 1.9 1.9 1.8 — 0.1 Total capital $ 19.6 $ 19.2 $ 19.2 $ 19.4 $ 19.6 $ 0.4 $ — Total shareholders' equity $ 13.4 $ 12.9 $ 12.4 $ 14.0 $ 15.4 $ 0.5 $ (2.0) less: Preferred equity (2.3) (2.3) (2.3) (2.3) (2.3) — — Goodwill and intangible assets, net of deferred tax liabilities (0.9) (0.9) (0.9) (0.9) (0.9) — — (1) Tangible common equity $ 10.2 $ 9.6 $ 9.2 $ 10.7 $ 12.2 $ 0.6 $ (2.0) Total assets $ 196.2 $ 191.8 $ 188.6 $ 185.7 $ 184.3 $ 4.4 $ 11.9 less: Goodwill and intangible assets, net of deferred tax liabilities (0.9) (0.9) (0.9) (0.9) (0.9) — — (2) Tangible assets $ 195.3 $ 190.9 $ 187.7 $ 184.8 $ 183.4 $ 4.4 $ 11.9 Note: Numbers may not foot due to rounding (1) Represents a non-GAAP financial measure. For more details refer to pages 25-27. (2) Ally defines tangible assets as total assets less goodwill and intangible assets, net of deferred tax liabilities. For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 26. 1Q 2023 Preliminary Results17

ALLY FINANCIAL INC. LIQUIDITY AND DEPOSITS QUARTERLY TRENDS CHANGE VS. Consolidated Available Liquidity ($ in billions) 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 22 1Q 22 (1) Liquid cash and cash equivalents $ 9.3 $ 5.1 $ 4.6 $ 3.7 $ 3.6 $ 4.2 $ 5.7 (2) Highly liquid securities 21.5 22.2 22.7 24.6 25.9 (0.7) (4.4) Subtotal $ 30.8 $ 27.3 $ 27.3 $ 28.3 $ 29.5 $ 3.5 $ 1.3 FHLB Unused Pledged Borrowing Capacity 12.2 11.1 6.1 6.1 4.9 1.1 7.3 Total current available liquidity $ 42.9 $ 38.4 $ 33.4 $ 34.4 $ 34.4 $ 4.6 $ 8.5 2028 & Unsecured Long-Term Debt Maturity Profile 2023 2024 2025 2026 2027 After (3) $ 2.0 $ 1.5 $ 2.3 $ — $ 1.5 $ 3.8 Consolidated remaining maturities Ally Bank Deposits Key Deposit Statistics Average retail CD maturity (months) 18.7 19.4 21.3 20.7 20.5 (0.7) (1.8) Average retail deposit rate 3 .16% 2 .45% 1.50% 0 .71% 0 .59 % End of Period Deposit Levels ($ in millions) Retail $ 138,497 $ 137,684 $ 133,878 $ 131,155 $ 135,978 $ 813 $ 2,519 Brokered & other 15,516 14,613 11,873 9,247 6,497 903 9,019 Total deposits $ 154,013 $ 152,297 $ 145,751 $ 140,402 $ 142,475 $ 1,716 $ 11,538 Deposit Mix Retail CD 2 5% 20% 20% 2 3% 24 % MMA/OSA/Checking 65% 71% 7 2% 7 1% 72% Brokered & other 1 0% 9% 8% 6% 4% (1) May include the restricted cash accumulation for retained notes maturing within the following 30 days and returned to Ally on the distribution date. (2) Includes unencumbered UST, Agency debt, Agency MBS, and highly liquid Corporates. (3) Excludes retail notes; as of 3/31/2023. Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs. 1Q 2023 Preliminary Results18

ALLY FINANCIAL INC. NET INTEREST MARGIN ($ in millions) QUARTERLY TRENDS CHANGE VS. Average Balance Details 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 22 1Q 22 Retail Auto Loans $ 83,615 $ 83,781 $ 82,362 $ 79,695 $ 78,224 $ (166) $ 5,391 Auto Lease (net of dep) 10,435 10,546 10,588 10,615 10,878 (111) (443) Dealer Floorplan 12,893 11,822 10,886 11,372 11,594 1,071 1,299 Other Dealer Loans 5,756 5,462 5,059 4,839 4,810 294 946 Corporate Finance 10,606 10,181 9,291 8,351 8,045 425 2,561 (1) Mortgage 19,621 19,876 19,762 18,980 18,228 (255) 1,393 2,037 1,904 1,672 1,346 1,100 133 937 Consumer Other - Ally Lending Consumer Other - Ally Credit Card 1,618 1,486 1,300 1,093 981 132 637 Cash and Cash Equivalents 5,731 4,129 3,627 3,761 4,027 1,602 1,704 Investment Securities and Other 32,578 32,513 34,578 35,050 37,025 65 (4,447) Total Earning Assets $ 184,891 $ 181,698 $ 179,125 $ 175,103 $ 174,911 $ 3,193 $ 9,980 3,060 2,859 2,523 2,231 2,094 201 966 Interest Revenue (2) Unsecured Debt (ex. Core OID balance) $ 11,193 $ 10,447 $ 10,046 $ 9,674 $ 9,976 $ 746 $ 1,217 Secured Debt 2,552 1,917 1,374 1,154 1,089 635 1,463 (3) Deposits 152,752 148,485 142,793 139,814 141,557 4,267 11,195 Other Borrowings 6,503 9,934 12,502 11,966 7,203 (3,431) (700) (2) Total Funding Sources (ex. Core OID balance) $ 173,000 $ 170,783 $ 166,715 $ 162,608 $ 159,826 $ 2,217 $ 13,174 (2) Interest Expense (ex. Core OID) 1,447 1,174 793 457 391 273 1,056 (2) Net Financing Revenue (ex. Core OID) $ 1,613 $ 1,685 $ 1,730 $ 1,774 $ 1,703 $ (72) $ (90) Net Interest Margin (yield details) 8 .49% 7.98% 7 .29% 6 .82% 6.61% 0 .51% 1.88 % Retail Auto Loan Retail Auto Loan (excl. hedge impact) 7 .66% 7 .37% 7 .04% 6 .85% 6.75% 0.29% 0.91% Auto Lease (net of dep) 6 .84% 6 .02% 5 .98% 6 .66% 6.96% 0 ..82% (0.12)% Dealer Floorplan 7.29% 6.42% 5 .03% 3.45% 2.97% 0 .87% 4.32 % Other Dealer Loans 5 .04% 4.82% 4 .33% 4 .13% 4 .17% 0.22% 0 .87% 8.96% 7.78% 6.30% 5 .02% 4 .76% 1 .18% 4 .20 % Corporate Finance Mortgage 3 .25% 3.17% 3.10% 3.01% 2 .94% 0 .08% 0.31 % Consumer Other - Ally Lending 9 .97% 10.37% 1 1.04% 1 1.94% 1 2.62% (0.40) % (2.65)% Consumer Other - Ally Credit Card 21.84% 2 1.75% 2 1.17% 1 9.71% 1 8.75% 0.09% 3 .09% Cash and Cash Equivalents 3.95% 2.94% 1 .73% 0.61% 0 .15% 1 .01% 3 .80% 3 .04% 2.89% 2.55% 2.35% 2.09% 0 .15% 0 .95% Investment Securities and Other Total Earning Assets 6.71% 6 .24% 5 .59% 5.11% 4.86% 0.47% 1 .85% (2) Unsecured Debt (ex. Core OID & Core OID balance) 5.34% 5.12% 4.99% 5 .04% 5 .12% 0.22% 0 .22% 6 .04% 4.73% 6.08% 6 .61% 6.36% 1.31% (0.32) % Secured Debt (3) Deposits 3 .23% 2.53% 1 .58% 0 .76% 0.61% 0 .70% 2.62% (4) Other Borrowings 2 .74% 2.80% 2 .48% 1 .75% 2.11% (0.06) % 0.63% (2) Total Funding Sources (ex. Core OID & Core OID balance) 3 .39% 2.73% 1.89% 1 .12% 0.99% 0.66% 2.40% NIM (as reported) 3 .51% 3.65% 3.81% 4 .04% 3 .93% (0.14) % (0.42)% (2) NIM (ex. Core OID & Core OID balance) 3.54% 3.68% 3.83% 4.06% 3 .95% (0.14)% (0.41) % (1) Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate and Other segment. (2) Represents a non-GAAP financial measure. Excludes Core OID from interest expense and Core OID balance from Unsecured Debt. For more details refer to pages 25-27. (3) Includes retail, brokered, and other deposits. Other includes sweep deposits and other deposits. (4) Includes FHLB Borrowings, Repurchase Agreements and other. 1Q 2023 Preliminary Results19

ALLY FINANCIAL INC. ALLY BANK CONSUMER MORTGAGE HFI PORTFOLIOS (PERIOD-END) ($ in billions) QUARTERLY TRENDS Mortgage Finance HFI Portfolio 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 Loan Value Gross carry value $ 19.2 $ 19.4 $ 19.7 $ 18.9 $ 18.4 Net carry value $ 19.2 $ 19.4 $ 19.7 $ 18.9 $ 18.4 Estimated Pool Characteristics % Second lien 0.0% 0.0% 0.0% 0.0% 0.0% % Interest only 0 .0% 0 .0% 0.0% 0.0% 0 .0% (1)(2) % 30+ Day delinquent 0.4% 0.6% 0.7% 0.7% 0 .6% % Low/No documentation 0.0% 0 .0% 0 .0% 0.0% 0 .1% % Non-primary residence 4 .1% 4 .4% 4 .4% 4.1% 4.0% (3) Refreshed FICO 781 781 780 779 776 (4) Wtd. Avg. LTV/CLTV 5 5.0% 5 4.6% 5 4.2% 53.7% 5 5.7 % Corporate Other Legacy Mortgage HFI Portfolio Loan Value Gross carry value $ 0.3 $ 0.3 $ 0.3 $ 0.3 $ 0.3 Net carry value $ 0.3 $ 0.3 $ 0.3 $ 0.3 $ 0.3 Estimated Pool Characteristics % Second lien 12.9% 13.0% 1 3.3% 1 3.9% 1 4.7% % Interest only 0.0% 0.1% 0.1% 0 .1% 0.1% (1)(2) % 30+ Day delinquent 6 .5% 6 .4% 5.6% 7 .2% 7 .1% % Low/No documentation 24.2% 2 3.6% 2 3.4% 2 3.6% 2 3.7% % Non-primary residence 3 .3% 3.3% 3 .4% 3 .3% 3 .5% (3) Refreshed FICO 741 742 743 740 738 (4) Wtd. Avg. LTV/CLTV 48.1% 47.4% 47.6% 49.1% 52.2% 1) MBA Delinquency buckets were used for First Lien products and OTS Delinquency buckets were used for all others. 2) %30+Day Delinquency bucket excludes loans which are current but are in bankruptcy. 3) Refreshed FICO includes the entire Bank HFI portfolio, inclusive of SBO. Previously, SBO loans had been excluded from our reporting. 4) 1st lien only. Updated home values derived using a combination of appraisals, BPOs, AVMs and MSA level house price indices. 1Q 2023 Preliminary Results20

ALLY FINANCIAL INC. EARNINGS PER SHARE RELATED INFORMATION ($ in millions, shares in thousands) QUARTERLY TRENDS CHANGE VS. Earnings Per Share Data 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 22 1Q 22 GAAP net income attributable to common shareholders $ 291 $ 251 $ 272 $ 454 $ 627 $ 40 $ (336) Weighted-average common shares outstanding - basic 302,657 301,279 308,220 322,057 335,678 1,378 (33,020) Weighted-average common shares outstanding - diluted 303,448 303,062 310,086 324,027 337,812 386 (34,364) Issued shares outstanding (period-end) 300,821 299,324 300,335 312,781 327,306 1,496 (26,486) Net income per share - basic $ 0.96 $ 0.83 $ 0.88 $ 1.41 $ 1.87 $ 0.13 $ (0.91) Net income per share - diluted $ 0.96 $ 0.83 $ 0.88 $ 1.40 $ 1.86 $ 0.13 $ (0.90) (2) Adjusted Earnings per Share ( Adjusted EPS ) Numerator GAAP net income attributable to common shareholders $ 291 $ 251 $ 272 $ 454 $ 627 $ 40 $ (336) Discontinued operations, net of tax 1 — 1 — — 1 1 Core OID 11 11 11 10 10 — 2 (3) Change in the fair value of equity securities (65) (49) 62 136 66 (16) (130) Core OID, repositioning & change in the fair value of equity securities tax (tax rate 21%) 11 (4) (20) (31) (16) 15 27 (3) Repositioning — 57 20 — — (57) — Significant discrete tax items — 61 — — — (61) — (1) Core net income attributable to common shareholders $ 250 $ 327 $ 346 $ 570 $ 687 $ (77) $ (437) Denominator Weighted-average common shares outstanding - diluted 303,448 303,062 310,086 324,027 337,812 386 (34,364) (2) Adjusted EPS $ 0.82 $ 1.08 $ 1.12 $ 1.76 $ 2.03 $ (0.25) $ (1.21) GAAP original issue discount amortization expense $ 15 $ 14 $ 13 $ 13 $ 13 $ 1 $ 2 Other OID 3 3 3 3 3 — — (1) Core original issue discount (Core OID) amortization expense $ 11 $ 11 $ 11 $ 10 $ 10 $ — $ 2 GAAP outstanding original issue discount balance $ (878) $ (882) $ (888) $ (901) $ (911) $ 4 $ 33 Other outstanding OID balance (48) (40) (36) (39) (37) (8) (11) (1) Core outstanding original issue discount balance (Core OID balance) $ (830) $ (841) $ (852) $ (863) $ (873) $ 11 $ 43 GAAP Net Financing Revenue [A] $ 1,602 $ 1,674 $ 1,719 $ 1,764 $ 1,693 $ (72) $ (91) Core OID 11 11 11 10 10 — 2 (1) Net Financing Revenue (ex. Core OID) [B] $ 1,613 $ 1,685 $ 1,730 $ 1,774 $ 1,703 $ (72) $ (89) GAAP Other Revenue [C] $ 498 $ 527 $ 297 $ 312 $ 442 $ (29) $ 56 (3) Change in the fair value of equity securities (65) (49) 62 136 66 (16) (130) (1) Adjusted Other Revenue [D] $ 433 $ 478 $ 359 $ 448 $ 508 $ (45) $ (74) GAAP Provision Expense $ 446 $ 490 $ 438 $ 304 $ 167 $ (44) $ 279 Adjusted Provision (ex. Repositioning) $ 446 $ 490 $ 438 $ 304 $ 167 $ (44) $ 279 GAAP Noninterest expense [E] $ 1,266 $ 1,266 $ 1,161 $ 1,138 $ 1,122 $ — $ 144 Repositioning and other — (57) (20) — — 57 — (1) Adjusted Noninterest Expense [F] $ 1,266 $ 1,209 $ 1,141 $ 1,138 $ 1,122 $ 57 $ 144 Pre-Provision Net Revenue (PPNR) [A]+[C]+[E] $ 834 $ 935 $ 855 $ 938 $ 1,013 $ (101) $ (179) (1) Core Pre-Provision Net Revenue (PPNR) [B]+[D]+[F] $ 781 $ 954 $ 948 $ 1,084 $ 1,088 $ (173) $ (308) (1) Represents a non-GAAP financial measure. For more details refer to pages 25-27. (2) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. See pages 25 – 27 for details. (3) For more details refer to pages 25-27. 1Q 2023 Preliminary Results21

ALLY FINANCIAL INC.
ADJUSTED TANGIBLE BOOK PER SHARE RELATED INFORMATION

($ in millions, shares in thousands)

	QUARTERLY TRENDS					CHANGE VS.	
Adjusted Tangible Book Value Per Share ("Adjusted TBVPS") Information	**1Q 23**	**4Q 22**	**3Q 22**	**2Q 22**	**1Q 22**	**4Q 22**	**1Q 22**
Numerator							
GAAP shareholder's equity	$ 13,378	$ 12,859	$ 12,434	$ 13,984	$ 15,413	$ 519	$ (2,035)
Preferred equity	(2,324)	(2,324)	(2,324)	(2,324)	(2,324)	—	—
GAAP common shareholder's equity	$ 11,054	$ 10,535	$ 10,110	$ 11,660	$ 13,089	$ 519	$ (2,035)
Goodwill and identifiable intangibles, net of DTLs	(895)	(902)	(910)	(920)	(932)	7	37
Tangible common equity [1]	10,159	9,633	9,200	10,740	12,157	526	(1,998)
Tax-effected Core OID balance *(21% tax rate)* [1]	(656)	(665)	(673)	(682)	(690)	9	34
Adjusted tangible book value [2]	$ 9,504	$ 8,968	$ 8,527	$ 10,058	$ 11,468	$ 535	$ (1,964)
Denominator							
Issued shares outstanding (period-end, thousands)	300,821	299,324	300,335	312,781	327,306	1,496	(26,486)
GAAP shareholder's equity per share	$ 44.47	$ 42.96	$ 41.40	$ 44.71	$ 47.09	$ 1.51	$ (2.62)
Preferred equity per share	(7.73)	(7.76)	(7.74)	(7.43)	(7.10)	0.04	(0.63)
GAAP common shareholder's equity per share	$ 36.75	$ 35.20	$ 33.66	$ 37.28	$ 39.99	$ 1.55	$ (3.24)
Goodwill and identifiable intangibles, net of DTLs per share	(2.97)	(3.01)	(3.03)	(2.94)	(2.85)	0.04	(0.13)
Tangible common equity per share [1]	33.77	32.18	30.63	34.34	37.14	1.59	(3.37)
Tax-effected Core OID balance *(21% tax rate)* per share [1]	(2.18)	(2.22)	(2.24)	(2.18)	(2.11)	0.04	(0.07)
Adjusted tangible book value per share [2]	$ 31.59	$ 29.96	$ 28.39	$ 32.16	$ 35.04	$ 1.63	$ (3.44)

(1) Represents a non-GAAP financial measure. For more details refer to pages 25-27.
(2) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder's equity per share. Adjusted TBVPS generally adjusts common equity for (1) goodwill and identifiable intangibles, net of DTLs, and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure, as applicable for respective periods.

1Q 2023 Preliminary Results 22

ALLY FINANCIAL INC.
CORE ROTCE RELATED INFORMATION

($ in millions) unless noted otherwise

Core Return on Tangible Common Equity ("Core ROTCE")	QUARTERLY TRENDS 1Q 23	4Q 22	3Q 22	2Q 22	1Q 22	CHANGE VS. 4Q 22	1Q 22
Numerator							
GAAP net income attributable to common shareholders	**$ 291**	**$ 251**	**$ 272**	**$ 454**	**$ 627**	**$ 40**	**$ (336)**
Discontinued operations, net of tax	1	—	1	—	—	1	1
Core OID [2]	11	11	11	10	10	0	2
Change in the fair value of equity securities	(65)	(49)	62	136	66	(16)	(130)
Core OID, repositioning & change in the fair value of equity securities tax *(tax rate 21%)*	11	(4)	(20)	(31)	(16)	15	27
Repositioning [2]	—	57	20	—	—	(57)	—
Significant discrete tax items	—	61	—	—	—	(61)	—
Core net income attributable to common shareholders [1]	**$ 250**	**$ 327**	**$ 346**	**$ 570**	**$ 687**	**$ (77)**	**$ (437)**
Denominator (average, $ millions)							
GAAP shareholder's equity	**$13,119**	**$12,647**	**$13,209**	**$14,699**	**$16,232**	**$ 472**	**$(3,113)**
Preferred equity	(2,324)	(2,324)	(2,324)	(2,324)	(2,324)	—	—
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")	(898)	(906)	(915)	(926)	(937)	7	38
Tangible common equity [1]	$ 9,896	$ 9,417	$ 9,970	$11,449	$12,971	$ 479	$(3,075)
Core OID balance	(835)	(847)	(858)	(868)	(878)	11	43
Net deferred tax asset ("DTA")	(1,059)	(1,165)	(1,068)	(758)	(437)	106	(622)
Normalized common equity	**$ 8,002**	**$ 7,405**	**$ 8,044**	**$ 9,822**	**$11,656**	**$ 597**	**$(3,654)**
Core Return on Tangible Common Equity [3]	**12.5%**	**17.6%**	**17.2%**	**23.2%**	**23.6%**		

(1) Represents a non-GAAP measure. See pages 25-27 for methodology and detail.
(2) For more details see pages 25-27.
(3) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally's Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.
(1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.
(2) In the denominator, GAAP shareholder's equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

1Q 2023 Preliminary Results 23

ALLY FINANCIAL INC. ADJUSTED EFFICIENCY RATIO RELATED INFORMATION QUARTERLY TREND CHANGE VS. ($ in millions) Adjusted Efficiency Ratio Calculation 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 22 1Q 22 Numerator $ 1,266 $ 1,266 $ 1,161 $ 1,138 $ 1,122 $ — $ 144 GAAP Noninterest expense (315) (286) (290) (300) (274) (29) (41) Insurance expense (2) Repositioning — (57) (20) — — 57 — Adjusted noninterest expense for the efficiency ratio $ 951 $ 923 $ 851 $ 838 $ 848 $ 28 $ 103 Denominator Total net revenue $ 2,100 $ 2,201 $ 2,016 $ 2,076 $ 2,135 $ (101) $ (35) (2) Core OID 11 11 11 10 10 0 2 (407) (387) (260) (178) (287) (20) (120) Insurance revenue (2) — — — — — — — Repositioning Adjusted net revenue for the efficiency ratio $ 1,704 $ 1,825 $ 1,767 $ 1,908 $ 1,858 $ (121) $ (153) (1) Adjusted Efficiency Ratio 5 5.8% 50.6% 4 8.2% 4 3.9% 4 5.6% (1) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense, Rep and warrant expense, and repositioning and other which is primarily related to the extinguishment of high cost legacy debt, strategic activities and significant one- time items, as applicable for respective periods. In the denominator, total net revenue is adjusted for Insurance segment revenue and Core OID. See page 11 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance business. (2) For more details see pages 25-27. 1Q 2023 Preliminary Results24

ALLY FINANCIAL INC. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-provision net revenue (Core PPNR), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), Pre-provision net revenue (PPNR), and Tangible Common Equity. These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. 1) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 2) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one- time items, (4) change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. 3) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. (1) In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods. (2) In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. 4) Adjusted noninterest expense is a non-GAAP financial measure that adjusts GAAP noninterest expense for repositioning items. Management believes adjusted noninterest expense is a helpful financial metric because it enables the reader better understand the business' expenses excluding nonrecurring items. 5) Adjusted other revenue is a non-GAAP financial measure that adjusts GAAP other revenue for OID expenses, repositioning, and change in fair value of equity securities. Management believes adjusted other revenue is a helpful financial metric because it enables the reader to better understand the business' ability to generate other revenue. 6) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered, and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure, as applicable for respective periods. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. 7) Adjusted total net revenue is a non-GAAP financial measure that management believes is helpful for readers to understand the ongoing ability of the company to generate revenue. For purposes of this calculation, GAAP net financing revenue is adjusted by excluding Core OID to calculate net financing revenue ex. core OID. GAAP other revenue is adjusted for OID expenses, repositioning, and change in fair value of equity securities to calculate adjusted other revenue. Adjusted total net revenue is calculated by adding net financing revenue ex. core OID to adjusted other revenue. 8) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 9) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. 1Q 2023 Preliminary Results25

ALLY FINANCIAL INC. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-provision net revenue (Core PPNR), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), Pre-provision net revenue (PPNR), and Tangible Common Equity. These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. 10) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. 11) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. 12) Core pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adding GAAP net financing revenue and GAAP other revenue and subtracting GAAP noninterest expense then adding Core OID and repositioning expenses, excluding provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core business' ability to generate earnings to cover credit losses. 13) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) change in fair value of equity securities (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. 14) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. (1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one- time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods. (2) In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA. 15) Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extended through December 31, 2021. Beginning on January 1, 2022, we are required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and beginning January 1, 2022, are phasing in the regulatory capital impacts of CECL based on this five-year transition period. 16) Investment income and other (adjusted) is a non-GAAP financial measure that adjusts GAAP investment income and other for repositioning, and the change in fair value of equity securities. Management believes investment income and other (adjusted) is a helpful financial metric because it enables the reader to better understand the business' ability to generate investment income. 17) Net financing revenue excluding core OID is calculated using a non-GAAP measure that adjusts net financing revenue by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net financing revenue ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' ability to generate revenue. 18) Net interest margin excluding core OID is calculated using a non-GAAP measure that adjusts net interest margin by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net interest margin ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' profitability and margins. 1Q 2023 Preliminary Results26

ALLY FINANCIAL INC. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-provision net revenue (Core PPNR), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), Pre-provision net revenue (PPNR), and Tangible Common Equity. These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. 19) Pre-provision net revenue (PPNR) is a non-GAAP financial measure calculated by adding GAAP net financing revenue and GAAP other revenue then subtracting GAAP noninterest expense, excluding provision for credit losses. Management believes that PPNR is a helpful financial metric because it enables the reader to assess the business’ ability to generate earnings to cover credit losses and as it is utilized by Federal Reserve's approach to modeling within the Supervisory Stress Test Framework that generally follows U.S. generally accepted accounting principles (GAAP) and includes a calculation of PPNR as a component of projected pre-tax net income. 20) Repositioning is primarily related to the extinguishment of high-cost legacy debt, strategic activities and other one-time items. 21) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. 1Q 2023 Preliminary Results27